EXHIBIT 5.2

September 25, 2012

Two Rivers Water Company
2000 South Colorado Boulevard,
Tower One, Suite 3100
Denver, Colorado  80222

Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

In my capacity as General Counsel of Two Rivers Water Company, I am furnishing this opinion in connection with the filing of a Post Effective Amendment No. 1 to the Registration Statement on Form S-1/A filed by you with the Securities and Exchange Commission (“Commission”) in connection with the registration under the Securities Act of 1933, as amended, of 2,122,800 Series B Warrants ("Warrants") and 2,122,800 shares the Company’s $0.001 par value common stock (the “Shares”) issuable upon the conversion of the registered Series B Warrants in accordance with their terms.  The Registration Statement has a filing number of 333-176932 and it was declared effective by the Securities and Exchange Commission on January 26, 2012.  I am delivering this letter pursuant to your request, in accordance with Item 601(b)(5) of Regulation S-K.

I have examined such documents and records as I have deemed necessary or advisable as a basis for expressing the opinion set forth below.  In arriving at this opinion, I have assumed the authenticity of all signatures and all documents.  As to certain facts material to this opinion letter, I have relied without independent verification upon oral and written statements and representations of officer and other representatives of Two Rivers Water Company.

Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares are validly issued, fully paid, and non-assessable.

This opinion is limited in all respects to the laws of the State of Colorado and I express no opinion as to the laws of any other jurisdiction.

I hereby consent to the inclusion of this opinion letter as an exhibit to the Post-Effective Amendment No. 1 to the Registration Statement declared effective on January 26, 2012.  I also consent to the reference to me under the caption “Legal Matters” in the Post-Effective Amendment No. 1.  In giving these consents, I do not admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Conn Flanigan
Conn Flanigan
General Counsel